EXECUTION VERSION

WAIVER AND AMENDMENT NO. 2 TO THE
SYNDICATED FACILITY AGREEMENT
Dated as of February 17, 2017
WAIVER AND AMENDMENT NO. 2 TO THE SYNDICATED FACILITY AGREEMENT (this “Amendment”) among CSC Australia Pty. Limited (ACN 008 476 944) (“CSC Australia”), UXC Limited (ACN 067 682 928) (“UXC” and, together with CSC Australia, the “Original Borrowers”), Computer Sciences Corporation, a Nevada corporation (“CSC”), as Original Guarantor, the Lenders (as defined below) party hereto and Commonwealth Bank of Australia, in its capacity as agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)    Each Original Borrower, CSC, the lenders from time to time party thereto (the “Lenders”) and the Agent have entered into a Syndicated Facility Agreement dated as of July 25, 2016 (as amended by Amendment of Syndicated Facility Agreement dated as of January 10, 2017 and as further amended, supplemented or otherwise modified through the date hereof, the “Syndicated Facility Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Syndicated Facility Agreement.
(2)    CSC is party to that certain Agreement and Plan of Merger dated as of May 24, 2016 among Hewlett Packard Enterprise Company (“HPE”), Everett SpinCo, Inc., a Delaware corporation (“Everett”), CSC and Everett Merger Sub Inc. (“Old Merger Sub”), as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 2, 2016 among HPE, Everett, New Everett Merger Sub Inc., a Nevada corporation and a wholly-owned direct subsidiary of Everett (“New Merger Sub”), CSC and Old Merger Sub and as further amended by the Second Amendment to Agreement and Plan of Merger dated as of December 6, 2016 among HPE, Everett, New Merger Sub, CSC and Old Merger Sub (as so amended, the “Merger Agreement”), pursuant to which New Merger Sub intends to merge with and into CSC, with CSC continuing as the surviving corporation (the “Merger”).
(3)    Each Original Borrower and CSC desire to replace the guarantee by CSC under the Syndicated Facility Agreement with a guarantee by Everett upon the consummation of the Merger.
(4)    Pursuant to Clause 37 of the Syndicated Facility Agreement, the Obligors and the Majority Lenders or, in the case of certain provisions, all of the Lenders, may grant written waivers or consents under, and enter into written agreements amending or changing any provision of, the Syndicated Facility Agreement.
(5)    The parties hereto desire to provide the waivers, consents and amendments set forth below on the terms as hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Limited Waiver.
At the request of the Original Borrowers, the Lenders hereby waive any Potential Event of Default or Event of Default which may arise under Clause 24.8 of the Syndicated Facility Agreement as a result of the Merger (the “Waiver”). The waiver granted pursuant to this Section 1 shall be limited precisely as written, and shall not extend to any Potential Event of Default or Event of Default under any other provision of the Syndicated Facility Agreement.
SECTION 2.    Certain Amendments to Syndicated Facility Agreement.The Syndicated Facility Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:
(a)    Sub-clause (3) of the preamble to the Syndicated Facility Agreement is amended and restated in its entirety as follows:
“(3)     (x) Prior to the consummation of the Merger (as defined below), COMPUTER SCIENCES CORPORATION and (y) following the consummation of the Merger, EVERETT SPINCO, INC. (the "Original Guarantor");”
(b)    Following the consummation of the Merger, all references to “Computer Sciences Corporation” (other than in the definition of “CSC” and sub-clause (3) of the preamble to the Syndicated Facility Agreement (in each case after giving effect to this Amendment) and schedule 12 to the Syndicated Facility Agreement) in the Syndicated Facility Agreement shall be deemed to be references to “Everett SpinCo, Inc.”;
(c)    Clause 1 is amended as follows:
(i)    The following definitions are added in the appropriate alphabetical order:
“Amendment No. 1” means the Amendment of Syndicated Facility Agreement dated as of 10 January, 2017 among the Original Borrowers, CSC, the Lenders party thereto, the MLAB and the Agent.
“Amendment No. 2” means that certain Waiver and Amendment No. 2 to the Syndicated Facility Agreement dated as of February 17, 2017 among the Original Borrowers, CSC, the Lenders party thereto and the Agent.
“Assumption Agreement” means the Guarantor Assumption Agreement and Joinder entered into by each Original Borrower, CSC and Everett in connection with the consummation of the Merger in accordance with Amendment No. 2.
“CSC” means Computer Sciences Corporation, a Nevada corporation.
“Everett” means Everett SpinCo, Inc., a Delaware corporation (expected to be reincorporated in Nevada immediately prior to consummation of the Merger).
“Form S-4” means the Form S-4 Registration Statement originally filed with the SEC on November 2, 2016, as amended prior to the Guarantor Effective Date (as defined in Amendment No. 2).
“HPE” means Hewlett Packard Enterprise Company, a Delaware corporation.
“HPE Exchange Act Report ” means, collectively, the Annual Reports of HPE on Form 10-K, from time to time, the Quarterly Reports on Form 10-Q, from time to time, and the Reports on Form 8-K of HPE filed with or furnished to the SEC from time to time.
“Merger” means the merger, pursuant to the Merger Agreement of Merger Sub with and into CSC, with CSC being the surviving entity.
“Merger Agreement” means the Agreement and Plan of Merger dated as of May 24, 2016 by and among HPE, Merger Sub and CSC (as amended or otherwise modified from time to time).
“Merger Sub” means New Everett Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of Everett.
“Separation Agreement” means the Separation and Distribution Agreement dated as of May 24, 2016 between HPE and Everett (as amended or otherwise modified from time to time).
“Special Dividend” means the distribution to be made by Everett to HPE, in an amount of up to approximately $3,008,250,000 in connection with the Spin Transaction.
“Spin Transaction” means the distribution by HPE to the shareholders of the common stock of Everett as described in the Form S-4, and in accordance with the Separation Agreement and in other filings made by HPE and CSC with the SEC.
“Transactions” means (a) the Special Dividend, (b) the Spin Transaction, (c) the Merger and (d) the incurrence of indebtedness to finance the foregoing.
(ii)    The definition of “Consolidated EBITDA” is amended by (x) adding, in subclause (b)(xvi) thereof, following the expression “in connection with”, the expression “(x) the Transactions or (y)”; (y) replacing the reference to “$100,000,000” in subclause (b)(xvii) with “$250,000,000”; and (z) replacing the reference to “Company” in subclause (b)(xvii) with “Original Guarantor”;
(iii)    The definition of “Exchange Act Report” in Clause 1 is amended and restated in its entirety as follows:
“Exchange Act Report” means (i) prior to the Merger, collectively, the Annual Reports of CSC on Form 10-K, from time to time, the Quarterly Reports on Form 10-Q, from time to time, and Reports on Form 8-K of CSC filed with or furnished to the SEC from time to time and (ii) from and after the Merger, collectively, the Form S-4, the Annual Reports of Everett, if any (and for dates and periods prior to the Merger, CSC) on Form 10-K, from time to time, the Quarterly Reports on Form 10-Q, from time to time, and Reports on Form 8-K of Everett, if any (and for dates and periods prior to the Merger, CSC) filed with or furnished to the SEC from time to time;
(iv)    The definition of “Finance Document” in Clause 1 is amended and restated in its entirety as follows:
"Finance Document" means this Agreement, Amendment No. 1, Amendment No. 2, the Assumption Agreement (from and after the Guarantee Effective Date (as defined in Amendment No. 2)), any Fee Letter, any Facility C Confirmation, any Accession Letter, any Resignation Letter and any other document designated as such by the Agent and the Company.
(d)    Clauses 20.6, and 20.7 are amended and restated in their entirety as follows:
“20.6    Litigation. There is no pending or (to the knowledge of the Original Guarantor) threatened investigation, action or proceeding against the Original Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator which:
(a) except as disclosed in the Exchange Act Reports filed prior to the Financial Close and the HPE Exchange Act Reports filed prior to February 17, 2017, would, if adversely determined, reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and the Subsidiaries, taken as a whole, or
(b) purports to affect the legality, validity or enforceability of this Agreement.”
“20.7     Payment of Taxes. Except as disclosed in the Exchange Act Reports filed prior to the Financial Close and the HPE Exchange Act Reports filed prior to February 17, 2017, the Original Guarantor and each of its Significant Subsidiaries have filed or caused to be filed all Tax returns (federal, state, local and foreign) required to be filed and paid all amounts of Taxes shown thereon to be due, including interest and penalties, except:
(a) for such Taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by the Original Guarantor or any such Subsidiary, as the case may be; and
(b) to the extent that the failure to file such returns or pay such Taxes would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and the Subsidiaries, taken as a whole.”
(e)    Clause 23.2 is amended and restated in its entirety as follows:
“The Original Guarantor will, and will cause each of its Significant Subsidiaries to, at all times maintain its fundamental business and preserve and keep in full force and effect its corporate existence and all material rights, franchises and licenses necessary or desirable in the normal conduct of its business, in each case as applicable, except (i) Everett shall be permitted to reincorporate as a Nevada corporation, (ii) as permitted under Clause 23.7 (Restrictions on Fundamental Changes) and (iii) if, in the reasonable business judgment of the Original Guarantor, it is in the business interest of the Original Guarantor or such Subsidiary not to preserve and maintain such legal existence (except with respect to the Original Guarantor), rights (charter and statutory), franchises and licenses, and such failure to preserve the same would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and the Subsidiaries, taken as a whole.”
(f)    Clause 23.6(h) is amended and restated in its entirety as follows:
“(h)    Securities, other than Securities described in clauses (a) through (g) and in clauses (i) and (j), to secure Debt not in excess of an aggregate of the greater of US$500,000,000 (or its equivalent in any other currency or currencies) and 5% of the shareholders’ equity of the Original Guarantor.”
(g)    Clause 24.7(a) is amended and restated in its entirety as follows:

“(a)
There occurs one or more ERISA Events which individually or in the aggregate results in liability to the Original Guarantor or any of its ERISA Affiliates in excess of US$250,000,000 (or its equivalent in any other currency or currencies) over the amount previously reflected for any such liabilities, in accordance with GAAP, on the financial statements delivered pursuant to Clause 20.5 (Condition of the Original Guarantor), or the consolidated balance sheet of Everett as at October 31, 2016, and the related consolidated statements of operations, cash flows and stockholders’ equity of Everett for the first fiscal year then ended; or”; and

(h)    Clause 26.6(a) is amended and restated in its entirety as follows:
“The Original Guarantor may request that a Guarantor (other than the Original Guarantor) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.”
SECTION 3.    Conditions to Effectiveness.The Waiver and the amendments to the Syndicated Facility Agreement set forth herein (other than Section 2(b) and Section 4) shall become effective on the first date on which the Agent shall have received counterparts hereof executed by each Original Borrower, CSC and the Majority Lenders or, as to any Lender, evidence satisfactory to the Agent that such Lender has executed this Amendment.
(a)    Section 4 and the amendments to the Syndicated Facility Agreement set forth in Section 2(b) shall become effective on the first date (the “Guarantor Effective Date”) on which the following conditions are satisfied:
(i)    The Agent shall have received the following:
(a)    counterparts hereof executed by each Original Borrower, CSC and all of the Lenders or, as to any Lender, evidence satisfactory to the Agent that such Lender has executed this Amendment;
(b)    an Assumption Agreement executed by each Original Borrower, CSC and Everett substantially in the form of Annex 1 hereto relating to Everett’s assumption of the obligations of CSC under the Syndicated Facility Agreement;
(c)    a verification certificate given by 2 directors or authorized officers of Everett substantially in the form as set out in Part III of Schedule 2 to the Syndicated Facility Agreement (with references to the Syndicated Facility Agreement being replaced by references to the Assumption Agreement) or otherwise reasonably acceptable to the Agent, with the attachments referred to in that form, and dated no earlier than 5 days before the Guarantor Effective Date;
(d)    all documents and other evidence reasonably requested by the Agent or a Lender (through the Agent) before the Guarantor Effective Date in order for the Agent or the Lender to carry out all necessary “know your customer” or other similar checks in relation to Everett and each of its authorised signatories under all applicable laws and regulations where such information is not already available to the recipient;
(e)    a legal opinion of Ashurst Australia, legal advisers to the Agent in Australia, in form and substance substantially consistent with the legal opinion delivered in connection with the Financial Close under the Syndicated Facility Agreement; and
(f)    a due execution legal opinion of the legal advisers to Everett in the United States, in form and substance substantially consistent with the legal opinion delivered in connection with the Financial Close with respect to CSC under the Syndicated Facility Agreement; and
(ii)    The Merger shall have been consummated or shall be consummated substantially concurrently with the satisfaction of the conditions set out in Section 3(b)(i).
SECTION 4.    Discharge and Release on the Guarantor Effective Date.
The Agent and each Lender party hereto acknowledges and agrees that, on the Guarantor Effective Date and substantially simultaneously with the consummation of the Merger, without further action by any person or entity:
(a)     all indebtedness and other obligations of CSC under or in respect of the Syndicated Facility Agreement and each other Finance Document shall be assumed by Everett ; and
(b)     CSC shall be released from all indebtedness and other obligations under the Syndicated Facility Agreement and any other Finance Document.
SECTION 5.    Reference to and Effect on the Syndicated Facility Agreement and the Other Finance Documents.(a)     On and after the effectiveness of this Amendment, each reference in the Syndicated Facility Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Syndicated Facility Agreement, and each reference in any other Finance Document to “the Syndicated Facility Agreement”, “thereunder”, “thereof” or words of like import referring to the Syndicated Facility Agreement, shall mean and be a reference to the Syndicated Facility Agreement, as amended by this Amendment.
(a)     Each Obligor consents to the amendment of the Syndicated Facility Agreement as set out in this Amendment. The Syndicated Facility Agreement and the other Finance Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Syndicated Facility Agreement, nor constitute a waiver of any provision of the Syndicated Facility Agreement.
(d)     This Amendment is subject to the provisions of Clause 37 of the Syndicated Facility Agreement and constitutes a "Finance Document" for the purposes of the Syndicated Facility Agreement.
SECTION 6.    Costs and Expenses.The Original Borrowers agree to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder) in accordance with the terms of Clause 18.2 of the Syndicated Facility Agreement.
SECTION 7.    Execution in Counterparts.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8.    Governing Law.This Amendment shall be governed by, and construed in accordance with, the laws of Victoria.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
EXECUTED as a deed.

ORIGINAL BORROWERS

EXECUTED by CSC AUSTRALIA PTY.
LIMITED ACN 008 476 944
in accordance with s 127 of the Corporations Act 2001 (Cth):

/s/ Stuart Adams	/s/ Emma Johnston
Signature of director	Signature of secretary
Stuart Adams	Emma Johnston
Name	Name

EXECUTED by UXC
LIMITED ACN 067 682 928
in accordance with s 127 of the Corporations Act 2001 (Cth):

/s/ Stuart Adams	/s/ Emma Johnston
Signature of director	Signature of secretary
Stuart Adams	Emma Johnston
Name	Name

SIGNED SEALED AND
DELIVERED by COMPUTER
SCIENCES CORPORATION in the presence of:

/s/ Lisa K. Diao            /s/ H.C. Charles Diao
Signature of witness            Signature of authorised signatory

Lisa K. Diao            H.C. Charles Diao
Name of witness                        Name of authorised signatory

VP – Finance & Corporate Treasurer
Title

AGENT

SIGNED, SEALED and DELIVERED for COMMONWEALTH BANK OF AUSTRALIA ABN 48 123 123 124 under power of attorney in the presence of:	/s/ Tony Di Paolo, Director
Signature of attorney
/s/ Tracey Mu	Tony Di Paolo, Director
Signature of witness	Name
Tracey Mu	24 June 2013
Name	Date of power of attorney

FACILITY A LENDER AND FACILITY B LENDER

SIGNED, SEALED and DELIVERED for COMMONWEALTH BANK OF AUSTRALIA ABN 48 123 123 124 under power of attorney in the presence of:	/s/ Tracey Mu
Signature of attorney
/s/ Tony Di Paolo	Tracey Mu
Signature of witness	Name
Tony Di Paolo, Director of Commonwealth Bank of Australia	24 June 2013
Name	Date of power of attorney

ANNEX I
[FORM OF]
GUARANTOR ASSUMPTION AGREEMENT AND JOINDER
GUARANTOR ASSUMPTION AGREEMENT AND JOINDER, dated as of [•], 2017 (this “Agreement”), made by CSC Australia Pty. Limited (ACN 008 476 944) (“CSC Australia”), UXC Limited (ACN 067 682 928) (“UXC” and, together with CSC Australia, the “Original Borrowers”), Computer Sciences Corporation, a Nevada corporation (the “Initial Guarantor”), and Everett SpinCo, Inc., a Nevada corporation (the “Replacement Guarantor”), for the benefit of the Lenders from time to time party to the Syndicated Facility Agreement (as hereinafter defined) and Commonwealth Bank of Australia, as agent (the “Agent”) for such Lenders. Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Syndicated Facility Agreement.
W I T N E S S E T H:
WHEREAS, each Original Borrower, the Initial Guarantor, the Lenders and the Agent have entered into that certain Syndicated Facility Agreement dated as of July 25, 2016 (as amended by Amendment of Syndicated Facility Agreement dated as of January 10, 2017 and Waiver and Amendment No. 2 to the Syndicated Facility Agreement dated as of February 17, 2017 and as further amended, supplemented or otherwise modified through the date hereof, the “Syndicated Facility Agreement”);
WHEREAS, the Initial Guarantor is party to that certain Agreement and Plan of Merger dated as of May 24, 2016 among Hewlett Packard Enterprise Company (“HPE”), the Replacement Guarantor, the Initial Guarantor and Everett Merger Sub Inc. (“Old Merger Sub”), as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 2, 2016 among HPE, the Replacement Guarantor, New Everett Merger Sub Inc., a Nevada corporation and a wholly-owned direct subsidiary of the Replacement Guarantor (“New Merger Sub”), the Initial Guarantor and Old Merger Sub and as further amended by the Second Amendment to Agreement and Plan of Merger dated as of December 6, 2016 among HPE, the Replacement Guarantor, New Merger Sub, the Initial Guarantor and Old Merger Sub (as so amended, the “Merger Agreement”), pursuant to which New Merger Sub intends to merge with and into the Initial Guarantor, with the Initial Guarantor continuing as the surviving corporation (the “Merger”);
WHEREAS, each Original Borrower, the Initial Guarantor and the Replacement Guarantor desire to replace the guarantee by the Initial Guarantor under the Syndicated Facility Agreement with a guarantee by the Replacement Guarantor upon the consummation of the Merger;
WHEREAS, as contemplated by Amendment No. 2, the Initial Guarantor desires to assign to the Replacement Guarantor, and the Replacement Guarantor desires to accept and assume, all of the indebtedness, rights, obligations and liabilities of the Initial Guarantor under the Syndicated Facility Agreement and each other Finance Document, including, without limitation, those obligations and liabilities set forth in Clause 19 thereof, and, subject to the terms and conditions contained in Amendment No. 2, the Lenders and the Agent have agreed to such assignment and assumption;
WHEREAS, pursuant to Section 4 of Amendment No. 2, upon the effectiveness of such assignment and assumption, the Initial Guarantor shall be released from all indebtedness and other obligations under the Syndicated Facility Agreement and any other Finance Document;
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Assumption. Upon the Guarantor Effective Date (as defined in Amendment No. 2), without further act or deed, (a) the Initial Guarantor hereby assigns to the Replacement Guarantor, and the Replacement Guarantor hereby assumes, all obligations and liabilities (including the obligations under Clause 19 of the Syndicated Facility Agreement) and all rights of the Initial Guarantor as “Original Guarantor” under the Syndicated Facility Agreement and under the other Finance Documents, (b) the Replacement Guarantor shall hereby become a party to the Syndicated Facility Agreement as “Original Guarantor” with the same force and effect as if originally named therein as the Original Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities (including the obligations under Clause 19 of the Syndicated Facility Agreement) and rights of the Initial Guarantor in such capacity, (c) the Replacement Guarantor shall hereby be bound by the covenants, representations, warranties and agreements contained in the Syndicated Facility Agreement and each other Finance Document to which it is a party and which are binding upon, and to be observed or performed by, the Initial Guarantor or “Original Guarantor” under the Syndicated Facility Agreement and the other Finance Documents to which it is a party , (d) the Replacement Guarantor hereby ratifies and confirms the validity of, and all of its obligations and liabilities (including, without limitation, the obligations under Clause 19 of the Syndicated Facility Agreement) under, the Syndicated Facility Agreement and such other Finance Documents to which it is a party, (e) each reference to the “Original Guarantor” in the Syndicated Facility Agreement and in any other Finance Document shall hereby be deemed to refer to the Replacement Guarantor and (f) pursuant to Section 4 of Amendment No. 2, the Initial Guarantor shall be released from its obligations under the Syndicated Facility Agreement and each other Finance Document to which it is a party. The Replacement Guarantor hereby represents and warrants that after giving effect to this Agreement, each of the representations and warranties contained in Clause 20 of the Syndicated Facility Agreement and the other Finance Documents is true and correct in all material respects on and as of the date hereof (after giving effect to Amendment No. 2 and this Agreement), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date (after giving effect to Amendment No. 2 and this Agreement).
2.Joinder to Syndicated Facility Agreement. By executing and delivering this Agreement, after giving effect to the assumption described in Section 1 of this Agreement, the Replacement Guarantor hereby becomes party to the Syndicated Facility Agreement and Finance Documents as the Original Guarantor thereunder with the same force and effect as if originally named therein as the Original Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of the Original Guarantor thereunder and agrees to be bound by all covenants, waivers, agreements and obligations of the Original Guarantor pursuant to the Syndicated Facility Agreement and any other Finance Document.
3.Effectiveness. This Agreement shall become effective on the date that:
(a)    counterparts of this Agreement signed on behalf of each Original Borrower, the Initial Guarantor and the Replacement Guarantor shall have been delivered to the Agent; and
(b)    the conditions set forth in Section 3(b) of Amendment No. 2 have been satisfied.
4.Amendment to Syndicated Facility Agreement and Finance Documents. The Syndicated Facility Agreement and each of the other Finance Documents is hereby deemed to be amended to the extent, but only to the extent, necessary to effect this Agreement. Except as expressly amended, modified and supplemented hereby, the provisions of the Syndicated Facility Agreement and the other Finance Documents are and shall remain in full force and effect. This Agreement shall be deemed to be a Finance Document for all purposes of the Syndicated Facility Agreement. This agreement shall not constitute a novation of the Syndicated Facility Agreement or the other Finance Documents.
5.Governing Law, etc. The provisions of the Syndicated Facility Agreement regarding governing law, jurisdiction and service of process set forth in Clauses 45 and 46 are incorporated herein mutatis mutandis.
6.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
7.Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.
EXECUTED as a deed poll.
INITIAL GUARANTOR

SIGNED SEALED AND DELIVERED by COMPUTER SCIENCES CORPORATION in the presence of:	(i)
Signature of witness	(ii)	Signature of authorised signatory
(iii)
Name of witness	(iv)	Name of authorised signatory
	(v)	Title

REPLACEMENT GUARANTOR

SIGNED SEALED AND DELIVERED by EVERETT SPINCO, INC. in the presence of:	(vi)
Signature of witness	(vii)	Signature of authorised signatory
(viii)
Name of witness	(ix)	Name of authorised signatory
	(x)	Title

ORIGINAL BORROWERS

EXECUTED by CSC AUSTRALIA PTY.
LIMITED ACN 008 476 944:

Signature of director	Signature of secretary
Stuart Adams	Emma Johnston
Name	Name

EXECUTED by UXC
LIMITED ACN 067 682 928:

Signature of director	Signature of secretary
Stuart Adams	Emma Johnston
Name	Name

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